UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☒	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

New Media Investment Group Inc.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Dear Fellow Stockholders:

On behalf of the Board of Directors of New Media Investment Group Inc. (“New Media” or the “Company”), I cordially invite you to attend the Annual Meeting of Stockholders of New Media Investment Group Inc. (the “Annual Meeting”) on May 25, 2017, at 8:00 a.m., Eastern Time, at the Woodcliff Hotel & Spa located at 199 Woodcliff Drive, Fairport, New York 14450. The matters to be considered by the stockholders of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at the Annual Meeting are described in detail in the accompanying materials.

We are taking advantage of Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. Unless you have already requested to receive a printed set of proxy materials, you will receive a Notice of Internet Availability of Proxy Materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access proxy materials and vote your shares via the Internet or, if you prefer, to request a printed set of proxy materials at no additional cost to you. We believe that this approach provides a convenient way for you to access your proxy materials and vote your shares, while lowering our printing and delivery costs and reducing the environmental impact associated with our annual meeting.

It is important that you use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “HOW TO VOTE” IN THIS PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. Returning or completing the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares.

Sincerely,

Wesley R. Edens
Chairman of the Board of Directors

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of New Media Investment Group Inc.:

The annual meeting of stockholders of New Media Investment Group Inc., a Delaware corporation (the “Company”), will be held on May 25, 2017, at 8:00 a.m., Eastern Time, at the Woodcliff Hotel & Spa located at 199 Woodcliff Drive, Fairport, New York 14450 (the “Annual Meeting”).

The matters to be considered and acted upon by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(1)	the election of two Class III directors to serve until the 2020 annual meeting of stockholders or until a successor is elected and duly qualified;

(2)	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year ending December 31, 2017;

(3)	the approval, on an advisory basis, of the Company’s executive compensation as disclosed in the accompanying proxy statement;

(4)	the non-binding stockholder proposal to require the annual election of all directors, if properly presented at the Annual Meeting; and

(5)	any other business properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 31, 2017 will be entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Cameron D. MacDougall
Cameron D. MacDougall

Secretary 1345 Avenue of the Americas 45th Floor New York, New York 10105 April 13, 2017

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS AND UNDER “HOW TO VOTE” IN THE PROXY STATEMENT, OR ALTERNATIVELY, IF RECEIVING PAPER COPIES OF PROXY MATERIALS, COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2017:

The Notice of Annual Meeting, Proxy Statement and the Annual Report

are available at http://materials.proxyvote.com/64704v

PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION	33
PROPOSAL NO. 4 NON-BINDING STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY	34
United Media Guild’s Stockholder Proposal	34
The Board’s Statement in Opposition to the United Media Guild’s Proposal	34
ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2018 ANNUAL MEETING	38
OTHER MATTERS	39
ADDITIONAL INFORMATION	40

NEW MEDIA INVESTMENT GROUP INC.

1345 Avenue of the Americas, 45th Floor

New York, New York 10105

PROXY STATEMENT

For the 2017 Annual Meeting of Stockholders to be Held on

May 25, 2017

The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of New Media Investment Group Inc. (“we”, “us”, “our“, “New Media” or the “Company”) for use at the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 25, 2017 at 8:00 a.m., Eastern Time, at the Woodcliff Hotel & Spa located at 199 Woodcliff Drive, Fairport, New York 14450. Only holders of record of our common stock, par value $0.01 per share (the “Common Stock”) at the close of business on March 31, 2017, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 53,613,968 shares of Common Stock outstanding and entitled to vote. We made our proxy materials available to stockholders via the internet or in printed form on or about April 13, 2017. Our proxy materials include the Notice of the Annual Meeting, this Proxy Statement, the proxy card and our annual report to security holders, which includes our Annual Report on Form 10-K for the year ended December 25, 2016 (together, the “Annual Report”). These proxy materials can be accessed at http://materials.proxyvote.com/64704v.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of the Annual Meeting. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

PLEASE NOTE, ONLY STOCKHOLDERS AS OF THE RECORD DATE AND THEIR REPRESENTATIVES ARE ENTITLED TO ATTEND THE ANNUAL MEETING AND WE RESERVE THE RIGHT TO LIMIT ATTENDANCE TO A SINGLE REPRESENTATIVE PER STOCKHOLDER.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(1)	the election of two Class III directors to serve until the 2020 annual meeting of stockholders or until a successor is elected and duly qualified;

(2)	the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year ending December 31, 2017;

(3)	the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement;

(4)	the non-binding stockholder proposal to require the annual election of all directors, if properly presented at the Annual Meeting; and

(5)	any other business properly presented at the Annual Meeting.

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GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board. The expense of preparing, printing and mailing the proxy materials and the proxies solicited hereby will be borne by the Company. Following the original mailing of the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) and paper copies of proxies and other proxy materials, we and/or our agents may also solicit proxies by mail, telephone, electronic transmission, including email, or in person. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. Following the original mailing of the Notice of Internet Availability and paper copies of the proxies and other proxy materials, we will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on March 31, 2017, and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled to Vote

As of March 31, 2017, there were outstanding and entitled to vote 53,613,968 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote on each proposal included herein. Stockholders of record at the close of business on March 31, 2017 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A stockholder list will be available for examination by New Media stockholders during the Annual Meeting at the Woodcliff Hotel & Spa located at 199 Woodcliff Drive, Fairport, New York 14450 and at the office of the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, during ordinary business hours throughout the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company LLC, you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability or printed proxy materials were sent directly to you by the Company.

Street Name Holders. If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials were provided to you by your bank or broker. The bank or broker holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct your bank or broker on how to vote the shares held in your account. If you wish to attend the Annual Meeting, you will need to obtain a “legal proxy” from your bank or broker.

Voting at the Annual Meeting

If you properly execute your proxy and return it to us in time to be voted at the Annual Meeting, it will be voted as you specify unless it is properly revoked prior thereto. If you properly execute your proxy but do not include your voting specifications, the shares of Common Stock represented by the proxy will be voted as follows:

(1)	FOR the election of the nominees to our Board;

(2)	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year ending December 31, 2017;

(3)	FOR the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement; and

(4)	AGAINST the non-binding stockholder proposal to require the annual election of all directors, if properly presented at the Annual Meeting.

Voting on Other Matters

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

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Required Vote

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or if you hold shares in your own name as holder of record and attend the Annual Meeting, your shares will be counted as present for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

Abstentions and broker “non-votes” will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum for the Annual Meeting. A broker non-vote occurs when a nominee holding shares of record for a beneficial owner (i.e., a broker) does not vote on a particular proposal because it has not received voting instructions from the beneficial owner and therefore is precluded by the New York Stock Exchange (“NYSE”) listing standards from voting on a particular matter. Under NYSE listing standards, when a broker holding shares in “street name” does not receive voting instructions from a beneficial owner, the broker has discretionary authority to vote on certain routine matters but is prohibited from voting on non-routine matters. Brokers who do not receive instructions will not be entitled to vote on Proposals 1, 3 or 4 (non-routine matters), but will be entitled to vote on Proposal 2 (a routine matter).

The nominees to our Board (Proposal 1) will be elected by a plurality of all the votes of the shares of the Company’s Common Stock entitled to vote on the election of directors, present in person or represented by proxy at a meeting at which a quorum is present.

The affirmative FOR vote of a majority of shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required to approve the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm (Proposal 2), the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement (Proposal 3) and the non-binding stockholder proposal to require the annual election of all directors (Proposal 4).

A vote “withheld” from a director nominee or a broker non-vote on a director nominee will not affect the outcome of the election of directors. If you abstain from voting on any of the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm (Proposal 2), the approval, on an advisory basis, of the Company’s executive compensation (Proposal 3) or the non-binding stockholder proposal to require the annual election of all directors (Proposal 4), your abstention will have the same effect as a vote cast against such proposal. Broker non-votes will not affect the outcome of Proposals 1, 3 and 4.

How to Vote

We encourage you to vote as soon as possible, even if you plan to attend the Annual Meeting. Your vote is important, and for all items other than ratification of the appointment of our auditor, if you hold shares in street name your shares will not be voted by your bank or broker if you do not provide voting instructions. You may vote common shares that you own as of the close of business on March 31, 2017.

If you are a stockholder of record, you may instruct the proxies to vote your shares by telephone at 1-800- 690-6903 or on the Internet at www.proxyvote.com twenty-four hours a day, seven days a week. Telephone and Internet voting are available through 11:59 p.m. EST on May 24, 2017. More information regarding Internet voting is given on the Notice of Internet Availability. If you received your proxy materials by mail, you can vote by completing, signing, dating and mailing the proxy card in the pre-paid enclosed envelope. For telephone and Internet voting, you will need the 12-digit control number included on your Notice of Internet Availability, on your proxy card or in the instructions that accompanied your proxy materials. In addition, you may vote your shares of our Common Stock in person during the Annual Meeting.

If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

Right to Revoke Proxy

If you are a stockholder of record, you may revoke your proxy instructions through any of the following methods:

●	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Cameron D. MacDougall, at New Media Investment Group Inc., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105;

●	complete, sign, date and mail a new proxy card to our Secretary;

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●	dial the number provided on the proxy card and vote again;

●	log on to the Internet site provided on the proxy card and vote again; or

●	attend the Annual Meeting in person and vote again.

If you are a street name holder, you must contact your bank or broker to receive instructions as to how you may revoke your proxy instructions.

Voting Results

The Carideo Group, Inc. (a representative of Broadridge Financial Solutions Inc.), our independent tabulating agent, will count the votes and act as the Inspectors of Election. We will publish the voting results in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Annual Meeting.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice.

Recommendations of the Board

The Board recommends a vote:

(1)	FOR the election of the nominees to our Board;

(2)	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year ending December 31, 2017;

(3)	FOR the approval, on an advisory basis, of the Company’s executive compensation as disclosed in this Proxy Statement; and

(4)	AGAINST the non-binding stockholder proposal to require the annual election of all directors.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

The first proposal is to elect two Class III directors to serve until the 2020 annual meeting of stockholders or until a successor is duly elected and qualified.

Our Bylaws provide that our Board shall consist of not less than three and not more than eleven directors as the Board may from time to time determine. The number of directors on the Board is currently fixed at five. Our Board is divided into three classes. The members of each class of directors serve staggered three-year terms.

Our current Board is classified as follows:

Class	Term Expiration	Director	Age
Class III	2017	Wesley R. Edens	55
		Kevin M. Sheehan	63

Class I	2018	Laurence Tarica	67

Class II	2019	Theodore P. Janulis	58
		Michael E. Reed	50

The Board has unanimously proposed Messrs. Edens and Sheehan as nominees for election as Class III directors. Each of the director-nominees currently serves on our Board. If elected, Messrs. Edens and Sheehan will hold office until the 2020 annual meeting of stockholders or until a successor is duly elected and qualified, subject to earlier retirement, resignation or removal. Unless otherwise instructed, we will vote all proxies we receive FOR Mr. Edens and FOR Mr. Sheehan. If a nominee becomes unable to stand for election as a director, an event that our Board does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our Board.

The Board recommends that you vote FOR the election of Mr. Edens and FOR Mr. Sheehan, to serve as our Class III directors until the 2020 annual meeting of the stockholders or until a successor is duly elected and qualified.

Information Concerning our Directors, Including the Director Nominees

Each of our directors was selected because of the knowledge, experience, skill, expertise and diversity the director contributes to the Board as a whole. Our directors have extensive familiarity with our business and experience from senior positions in large, complex organizations. In these positions, they gained core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development. The Nominating and Corporate Governance Committee believes that each of the directors also has key attributes that are important to an effective Board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to serve on the Board and its committees.

Set forth below is certain biographical information for our directors, including the director nominees, as well as the month and year each person was first elected as one of our directors.

Name, Position, Age	Description
Wesley R. Edens Chairman and Director Age: 55 Director since November 2013

Mr. Edens has been Chairman of our Board since our inception, and served in this position when GateHouse Media, Inc. (our “Predecessor”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 27, 2013.  He is a principal and a Co-Chairman of the board of directors of   Fortress Investment Group LLC (’‘Fortress’’), a global investment management firm and an affiliate of FIG LLC (our “Manager”). Mr. Edens has been a principal and a member of the Management Committee of Fortress since co-founding Fortress in May 1998. Mr. Edens is responsible for the private equity and publicly traded alternative investment businesses of Fortress. He is also Chairman of the board of directors of each of Drive Shack Inc. (formerly known as Newcastle Investment Corp.), Florida East Coast Railway Corp., New Senior Investment Group Inc., and OneMain Holdings Inc. He is also a director of Intrawest Resorts Holdings Inc. and Mapeley Limited.

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Name, Position, Age	Description

Mr. Edens also previously served on the boards of the following publicly traded companies and registered investment companies: Fortress Transportation and Infrastructure Investors LLC from May 2015 to May 2016; Gaming and Leisure Properties Inc. from October 2013 to October 2016; New Residential Investment Corp. from April 2013 to May 2016; Nationstar Mortgage Holdings Inc. from February 2012 to July 2016; Brookdale Senior Living Inc. from September 2005 to June 2014; GAGFAH S.A. from September 2006 to June 2014; PENN National Gaming Inc. from October 2008 to November 2013; our Predecessor from June 2005 to November 2013; Aircastle Limited from August 2006 to August 2012; RailAmerica Inc. from November 2006 to October 2012; Whistler Blackcomb Holdings Inc. from October 2010 to November 2012. Prior to forming Fortress, Mr. Edens was a partner and a managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and a managing director of Lehman Brothers.

Mr. Edens has extensive credit, private equity finance and management expertise, as well as extensive experience as an officer and director of public companies. These factors and his other qualifications and skills led our Board to conclude that Mr. Edens should serve as a director.

Michael E. Reed Director Age: 50 Director since November 2013	For Mr. Reed’s biography, see “Executive Officers.”

Kevin M. Sheehan Director Age: 63 Director since November 2013

Mr. Sheehan has been a member of our Board since our inception, and was a member of the board of directors of our Predecessor from October 2006 through November 26, 2013 and served in this position when our Predecessor filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy   Code on September 27, 2013.  Since August 2016, Mr. Sheehan has served as Chief Executive Officer and President and as a director of Scientific Games, located in Las Vegas. From February 2015 through August 2016, Mr. Sheehan taught full time as the John J. Phelan, Jr. Distinguished Visiting Professor of Business at Adelphi University. From 2007 to January 2015, Mr. Sheehan served in various positions at Norwegian Cruise Line, including as the Chief Financial Officer from November 2007 until September 2010 and Chief Executive Officer and President from November 2008 and August 2010, respectively, until January 2015. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton Dubilier & Rice (2005-2006).  Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from January 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation.  From August 1999 to February 2001, Mr. Sheehan was President—Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001.  From August 2005 to January 2008, Mr. Sheehan served on the faculty of Adelphi University as a Distinguished Visiting Professor—Accounting, Finance and Economics. Mr. Sheehan currently serves as a director of Dave & Busters and Bob Evans Farms. Mr. Sheehan is a graduate of Hunter College and New York University Graduate School of Business, and is a Certified Public Accountant.

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Financial Officer of several large corporations provides him with important experience and skills, as well as an understanding of the complexities of our current economic environment.  Mr. Sheehan also brings significant financial expertise to our Board.

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Name, Position, Age	Description
Theodore P. Janulis Director Age: 58 Director since January 2014

Mr. Janulis has been a member of our Board since January 2014. From January 2014 until June 2016, Mr. Janulis served as the Chief Executive Officer of CRT Greenwich LLC. Prior to that, Mr. Janulis served as Chief Executive Officer of Aurora Bank FSB from September 2008 to January 2013. Before Aurora, he spent 23 years at Lehman Brothers in various senior management roles including Global Head of Mortgage Capital, Global Head of the Investment Management Division, which included Neuberger Berman, and Global Co-Head of Fixed Income.  He also served on the firm’s Executive Committee. Mr. Janulis served in these roles within two years prior to Lehman Brothers filing voluntary petitions for relief under the United States Bankruptcy Code on September 8, 2008.  Mr. Janulis earned his Master of Business Administration from Columbia University Graduate Business School and A.B. from Harvard College.

Mr. Janulis’ knowledge, skill, expertise and experience, including his extensive senior management experience, his service as Chief Executive Officer of two companies and his significant financial background, as evidenced by his professional and educational history, led our Board to conclude that he should serve as a director.

Laurence Tarica Director Age: 67 Director since January 2014	Mr. Tarica has been a member of our Board since January 2014. From March 1991 to December 2014, Mr. Tarica served as President and Chief Operating Officer of Jimlar Corporation (“Jimlar”), a member of the Li and Fung Group. Jimlar was privately held until it was acquired by the Li and Fung Group in 2010. Mr. Tarica joined Jimlar in 1971 and served in leadership roles in sourcing, design, development, sales and marketing. Jimlar is one of the oldest footwear import companies in America. Mr. Tarica also serves on the board of directors of D’Addario and Company, a manufacturer of musical instrument accessories, FlyWheel Sports, an indoor cycling brand, and on the Advisory Board of Stuart Levine and Associates, a management consulting firm. Mr. Tarica also serves on the Advisory Board of the New York Mets. Mr. Tarica earned his Bachelor of Science in Economics from the University of Pennsylvania, Wharton School of Business.

Mr. Tarica’s knowledge, skill, expertise and experience, specifically his experiences in a variety of business divisions, including sales and marketing, his development of Jimlar’s digital services and social media strategy and his over 20 years of operational and leadership experience as the President and Chief Operating Officer of Jimlar, led our Board to conclude that he should serve as a director.

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CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Determination of Director Independence

At least a majority of the directors serving on the Board must be independent. For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with the Company.

The Board has determined that each of Messrs. Janulis, Sheehan and Tarica are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the Company.

Statement on Corporate Governance

We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board consists of a majority of independent directors (in accordance with the listing standards of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee are each composed entirely of independent directors.

We have adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics, which delineate our standards for our officers and directors, and employees of our Manager, an affiliate of Fortress. Our Code of Business Conduct and Ethics, Code of Ethics for Executive Officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board are all available on our website at www.newmediainv.com. You may also obtain these documents by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.

We intend to satisfy any disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of the Code of Ethics for Executive Officers or, to the extent also applicable to the principal executive officer, principal financial officer, or other senior accounting officers, the Code of Business Conduct and Ethics by posting such information on our website at www.newmediainv.com.

Board Structure and Leadership

We currently split the roles of Chairman of the Board and Chief Executive Officer. The Board believes that separating these two positions allows each person to focus on their individual responsibilities and enhances the accountability of our Chief Executive Officer to the Board. Under this structure, our Chief Executive Officer can focus his attention on the day-to-day operations and performance of our Company and on implementing our longer-term strategic direction. At the same time, our Chairman of the Board can focus his attention on longer term strategic issues, setting the agenda for and on providing insight and guidance to our Chief Executive Officer. We currently believe that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate, however, our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board is free to choose its Chairman of the Board in any way that it deems best at any given point in time.

The Board’s Role in Risk Oversight

The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

Board and Committee Meetings

During the year ended December 25, 2016, our Board held seven meetings. In 2016, each director attended at least 75% of the meetings of the Board and the committees on which he served, except for Mr. Edens. The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. During 2016, the Audit Committee met five times, the Nominating and Corporate Governance Committee met four times and the Compensation Committee met seven times. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy. One director attended our 2016 Annual Meeting of Stockholders.

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Audit Committee

We have a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current members of our Audit Committee are Messrs. Janulis, Sheehan (Chairman) and Tarica, each of whom has been determined by our Board to be independent in accordance with the rules of the NYSE and the SEC’s audit committee independence standards. The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting with the Board’s oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is also responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the registered public accounting firm’s services. The Audit Committee operates pursuant to a charter, which is available on our website, www.newmediainv.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.

The Board has determined that Mr. Kevin M. Sheehan qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC.

Compensation Committee

The current members of the Compensation Committee are Messrs. Janulis (Chairman), Sheehan and Tarica, each of whom has been determined by our Board to be independent in accordance with the rules of the NYSE. The Compensation Committee is responsible for overseeing the annual review of the Management Agreement (as defined below) with the Company’s Manager, administering and approving the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and making recommendations to the Board regarding director compensation. To the extent the Company, rather than the Manager, is responsible for compensating its executive officers, the Compensation Committee evaluates annually the performance of such officers and makes recommendations to the Board with respect to their compensation. During 2016, the Company did not pay any cash compensation to its executive officers, other than to the Chief Operating Officer. There were grants of 862,500 options made to an affiliate of our Manager during the fiscal year ended December 25, 2016. The charter of the Compensation Committee is available on our website, at www.newmediainv.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.

Each member of the Compensation Committee is a “non-employee director” as defined under Rule 16b-3 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and an independent director under the NYSE listing standards.

Nominating and Corporate Governance Committee

The current members of the Nominating and Corporate Governance Committee are Messrs. Janulis, Sheehan and Tarica (Chairman), each of whom has been determined by our Board to be an independent director in accordance with the rules of the NYSE. The functions of the Nominating and Corporate Governance Committee include, without limitation, the following: (a) recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; (b) advising the Board with respect to board composition, procedures and committees; (c) advising the Board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on our website, at www.newmediainv.com. You may also obtain the charter by writing the Company at 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.

The Nominating and Corporate Governance Committee believes that the qualifications for serving as a director of the Company include such person’s familiarity with the Company, possession of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board’s ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing standard.

In addition to considering a director-candidate’s background and accomplishments, the process for identifying and evaluating all nominees includes a review of the current composition of the Board and the evolving needs of our business. The Nominating and Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of suitable candidates. The Nominating and Corporate Governance Committee also may, from time

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to time, engage firms that specialize in identifying director candidates. The committee will also consider candidates recommended by stockholders. Our evaluation of nominees does not necessarily vary depending on whether or not the nominee was nominated by a stockholder. In considering candidates recommended by stockholders, the Nominating and Corporate Governance Committee may take into consideration the needs of the Board, the qualifications of the candidate, the number of shares held by the recommending stockholder and the length of time that such shares have been held. Stockholders may submit director candidate recommendations to the Chair of the Nominating and Corporate Governance Committee in care of the Company’s Secretary at New Media Investment Group Inc., 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. Please include the following information:

(a)	the candidate’s name, age, business address and telephone number;

(b)	the candidate’s principal occupation;

(c)	the candidate’s qualifications to be a director;

(d)	whether the candidate would be independent; and

(e)	the number of shares of common stock owned by the candidate and by the stockholder making the recommendation.

The Company’s Bylaws provide certain procedures that a stockholder must follow to nominate persons for election to the Board. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at New Media Investment Group Inc., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105. The Secretary must receive the notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s Bylaws) within the time frames set forth below under “Advance Notice for Stockholder Nominations and Proposals for 2018 Annual Meeting.”

We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate individuals with a variety of complementary skills. The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.

Executive Sessions of Non-Management Directors

Executive sessions of the non-management directors occur regularly during the course of the year without management present. “Non-Management directors” include all directors who are not officers of the Company or employees of the Company’s Manager. The non-management director presiding at those sessions will rotate from meeting to meeting among the chair of each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, to the extent the director is present at the executive session.

Stockholder Communications with Directors

The Company provides the opportunity for stockholders and interested parties to communicate with our directors. You can contact our Board to provide comments, to report concerns or to ask a question, at the following address:

New Media Investment Group Inc.
Investor Relations
1345 Avenue of the Americas, 45th Floor
New York, New York 10105

Stockholders can contact the non-management directors individually, as a committee or as a group at the address above or at the following email address: ir@newmediainv.com.

All communications received as set forth in the preceding paragraph will be opened by the Legal and Compliance Departments of our Manager, for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

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REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for conducting independent audits of the Company’s financial statements and expressing an opinion on the financial statements based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

The Audit Committee has:

●	reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 25, 2016 with management and Ernst & Young LLP;

●	discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; and

●	received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning Ernst & Young LLP’s independence; and has discussed with Ernst & Young LLP its independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016 for filing with the SEC.

The Audit Committee Kevin M. Sheehan, Chair Theodore P. Janulis, Member Laurence Tarica, Member

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EXECUTIVE OFFICERS

The following individuals serve as the executive officers of New Media.

Michael E. Reed, age 50, is our Chief Executive Officer and President, a member of our Board and an employee of our Manager. He became our Chief Executive Officer and President and a member of our Board on November 26, 2013. Previously he had been our Predecessor’s Chief Executive Officer since January 2006 and served in this position when our Predecessor filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 27, 2013. He was a member of the board of directors of our Predecessor since October 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”), a leading publisher of local news and information and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed formerly served on the Board of Directors for the Newspaper Association of America. He formerly served on the Board of Directors for the Minneapolis Star Tribune, from 2009 to 2014. Mr. Reed formerly served as a director of the Associated Press and Chairman of the Audit Committee for the Associated Press. Mr. Reed was also a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors. Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving in senior executive capacities in the newspaper and publishing industries for 18 years, including as the Chief Executive Officer of our Predecessor for over seven years. Mr. Reed also has extensive corporate board experience.

Gregory W. Freiberg, age 50, is our Chief Financial Officer and Chief Accounting Officer and an employee of our Manager. He became New Media’s Chief Financial Officer and Chief Accounting Officer in January 2014. He was formerly the Executive Vice President and Chief Financial Officer of Dex One Corporation, a leading marketing solutions provider and had served in that capacity from September 2011 to April 2013. Mr. Freiberg was the Executive Vice President and Chief Financial Officer of Dex One Corporation when Dex One Corporation filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on March 18, 2013. Prior to that, he served as Senior Vice President and Chief Financial Officer of Savvis, Inc. from April 2009 to August 2011, a global leader in cloud and managed solutions. Mr. Freiberg served as Senior Vice President and Chief Financial Officer of XO Holdings, Inc. and XO Communications, LLC from April 2006 to March 2009. Mr. Freiberg received his Bachelor of Science in Business Administration from the University of South Dakota, holds a CPA Certificate (Inactive) from the State of Nebraska, and served in the United States Army National Guard from 1986-1995.

Kirk Davis, age 55, is our Chief Operating Officer. He became our Chief Operating Officer and the Chief Executive Officer of our indirect, wholly-owned subsidiary, GateHouse Media LLC (“GateHouse”) in February 2014. He became the President and Chief Operating Officer of our Predecessor in January 2009. Mr. Davis was the President and Chief Operating Officer of our Predecessor when it filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on September 27, 2013. Mr. Davis had been an employee of our Predecessor since 2006, when he served as the Chief Executive Officer of GateHouse Media New England. Prior to joining our Predecessor, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia, LLC, also known as the South of Boston Media Group, from 2004 to 2006. Prior to that, Mr. Davis served as Vice President of Publishing for Turley Publications, Inc., a publishing and printing company, from 2002 to 2004. In 2001, Mr. Davis formed Cracked Rock Media, Inc. and began acquiring newspapers in Central Massachusetts. Mr. Davis still owns Cracked Rock Media, but has no day-to-day operational involvement. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area (TAB Newspapers), which was part of CNC, from 1996 to 1998. Mr. Davis also served as a publisher and managed newspaper companies in Pennsylvania, Massachusetts and California.

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COMPENSATION OF EXECUTIVE OFFICERS

Except for Mr. Davis, our Chief Operating Officer, who is also President and Chief Executive Officer of GateHouse, each of our other officers is an employee of our Manager or an affiliate of our Manager. Our officers that are employees of our Manager are compensated by our Manager (or the applicable affiliate) and do not receive any compensation directly from us. We do not reimburse our Manager or any of its affiliates for the compensation of such officers, and do not make any decisions regarding the compensation of such officers. For a description of our Manager’s compensation, please refer to the section entitled “Related Persons Transactions—Management Agreement.”

In accordance with our Management Agreement, our officers that are employees of our Manager or an affiliate of our Manager devote such portion of their time to our affairs as is required for the performance of the duties of our Manager under the Management Agreement. As a result, such officers from time to time may be exclusively dedicated to performing services to us and thus not provide any other significant services to our Manager, while other of such officers are not exclusively dedicated to us and perform services for our Manager that are unrelated to our affairs.

Mr. Reed, our Chief Executive Officer and President, and Mr. Freiberg, our Chief Financial Officer and Chief Accounting Officer, each devoted a substantial portion of his time to the Company in 2016, although he did not exclusively provide services to us in 2016. Because our Manager (or the applicable affiliate) compensates each of them based on the overall value of the various services that he performs to our Manager, our Manager is not able to segregate and identify any portion of the compensation awarded to him as relating solely to service performed for us. Accordingly, we have not included any information relating to the compensation paid by our Manager (or the applicable affiliate) to Mr. Reed or Mr. Freiberg in or in respect of 2016 in the “2016 Summary Compensation Table” or the “Grants of Plan-Based Awards in 2016” table, below. Nevertheless, to the extent that Mr. Reed or Mr. Freiberg has been awarded options relating to shares of our Common Stock as part of his overall compensation, we have disclosed those holdings under the “Outstanding Equity Awards at December 25, 2016” table, below.

Compensation Discussion and Analysis

Other than Mr. Davis, our executive officers are not compensated by us and neither our Board nor our Compensation Committee has a role in determining the compensation received by them from our Manager for their services to us. In 2016, our Compensation Committee generally followed the practices of our Predecessor and the terms of Mr. Davis’ existing employment agreement with our Predecessor in regard to Mr. Davis’ annual compensation.

The following Compensation Discussion and Analysis describes the material elements of compensation for Mr. Davis. We have a fairly simple executive compensation program as our Manager is primarily responsible for managing our affairs. Our executive compensation program in 2016 had three key elements: (a) base salary, (b) an annual incentive in the form of an annual bonus, and (c) a long-term incentive in the form of restricted stock. We also provide certain other benefits and perquisites as described below.

Business Highlights

●	Total revenue for the year ended December 25, 2016 increased by $59.5 million, or 5.0%, to $1,255.4 million from $1,195.8 million for the year ended December 27, 2015.

●	Net income for the year ended December 25, 2016 was $31.6 million and net income for the year ended December 27, 2015 was $67.6 million. The decrease is primarily related to the $57.1 million pre-tax gain on sale of the Las Vegas Review-Journal and related publications recognized in 2015.

●	In the year ended December 25, 2016, we acquired digital and traditional media companies, including 68 business publications, seven daily newspapers, seven weekly publications, eleven shoppers, and digital platforms, for an aggregate purchase price of more than $136 million, including estimated working capital.

Say-on-Pay

Our stockholders approved the fiscal year 2016 executive compensation program at its 2016 Annual Meeting. Our say-on-pay proposal received approximately 96.5% support in 2016. After considering the results of the vote, the Board concluded that the executive compensation program continued to promote the creation of value for our stockholders, and therefore made no significant changes to the executive compensation program.

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In 2015, we also held an advisory vote on the frequency of our say-on-pay vote, which resulted in approximately 90.6% of votes recommending an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote to be held at our 2021 Annual Meeting.

Objectives of Our Compensation Program

The primary objective of our executive compensation program is to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities to improve long-term stockholder value.

Elements of Our Executive Compensation Program

We seek to achieve the objectives for our executive compensation program through the following compensation elements:

Compensation Element	Key Characteristics	Link to Objectives
Base Salary	Fixed; reviewed annually	To provide a competitive rate of pay

Annual Incentive	Variable; discretionary based on Company and individual performance	To ensure that a portion of compensation is at risk and linked to Company and individual performance

Long-Term Incentives	Variable; discretionary	To reinforce the long-term commitment to the Company’s success of the named executive officer

401(k) Retirement Plan	Fixed; our named executive officer participates in the same plan as other employees of the Company	To provide competitive levels of benefits that promote financial security

Benefits and Perquisites	Fixed; substantially the same as the benefits offered to other employees of the Company, including vacation, sick time, participation in medical, dental and insurance programs	To provide competitive levels of benefits that promote health, wellness and financial security

Compensation Setting Process

Role of the Compensation Committee

Our Compensation Committee is primarily responsible for overseeing and annually approving Mr. Davis’ compensation. In 2016, neither the Company nor our Compensation Committee used the services of a compensation consultant in determining Mr. Davis’ compensation.

Role of Management

Our Chief Executive Officer makes recommendations to the Compensation Committee and Board regarding the amount and form of Mr. Davis’ compensation.

Executive Compensation Program and 2016 Decisions Regarding Compensation

Base Salary

Mr. Davis is paid a base salary providing him with a guaranteed income stream which does not vary with performance. Mr. Davis’ base salary during 2016 was $550,000. As provided in his employment agreement (see description below), Mr. Davis’ base salary is reviewed on an annual basis. Mr. Davis’ base salary increased from $500,000 in 2015 to $550,000 in 2016.

Annual Bonus

Mr. Davis is entitled to a discretionary annual bonus (see the description of Mr. Davis’ employment agreement, below). The annual bonus is used to ensure that a portion of his compensation is at risk, and that he has the opportunity to receive a

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variable amount of compensation based on the Compensation Committee’s evaluation of his and the Company’s performance. The Compensation Committee does not use pre-established performance goals in its evaluations. The bonus is payable in our Common Stock or cash or a combination thereof, as determined by our Compensation Committee, in its sole discretion.

While the amount, if any, of an annual bonus is determined by our Compensation Committee in its sole discretion, the Compensation Committee looks at many factors in its decision-making process relating to the amount, if any, of the annual bonus. The factors generally involve the following:

●	Reviewing Company performance. Our Compensation Committee reviews all aspects of financial and operational performance of the Company, and also assesses Company performance in relation to the Company’s business direction, as determined by the Compensation Committee, taking into account changing economic and market environments.

●	Individual performance. Our Compensation Committee also evaluates individual performance beyond purely financial measures, including, generally, one or any combination of the following: (i) exceptional performance of each individual’s functional responsibilities; (ii) leadership; (iii) creativity; (iv) innovation; (v) collaboration; (vi) development and implementation of growth initiatives; and (vii) other activities that are critical to driving long-term value for stockholders.

●	Measuring performance. After the end of the fiscal year, our Compensation Committee reviews Company and individual performance. The Compensation Committee does not apply a rigid set of rules for determining the relative importance of the factors discussed above. Our Compensation Committee may emphasize or weight particular factors differently for each fiscal year.

After considering a variety of factors, including but not limited to Mr. Davis’ level of responsibility, the Company’s financial and operational performance, and other cultural factors specific to the Company’s philosophy and mission, in February 2017 the Compensation Committee approved and recommended to the Board, which subsequently approved, a cash bonus of $500,000 to Mr. Davis for 2016 performance. The Compensation Committee determined to pay Mr. Davis a cash bonus primarily due to his significant role with the Company and his contribution to the Company’s financial performance in 2016 relative to industry peers.

Long-Term Incentive

The Company maintains the New Media Investment Group, Inc. Nonqualified Stock Option and Incentive Award Plan, under which the Compensation Committee may grant long-term incentives, in the form of cash or equity, in its discretion. As disclosed in the Summary Compensation Table and the Grant of Plan-Based Awards Table, the Compensation Committee granted Mr. Davis 26,247 shares of restricted stock on February 23, 2016. The restricted stock vested 33.3% on February 23, 2017, and will vest 33.3% on February 23, 2018 and 33.4% on February 23, 2019, subject to Mr. Davis’ continued employment through each vesting date. The Compensation Committee determined to grant Mr. Davis this award primarily due to his significant role with the Company, and his contribution to the Company’s strong performance in 2015. The Compensation Committee granted Mr. Davis 25,173 shares of restricted stock on February 20, 2017, which will vest 33.3% on February 20, 2018, 33.3% on February 20, 2019 and 33.4% on February 20, 2020, subject to Mr. Davis’ continued employment through each vesting date. The Compensation Committee determined to grant Mr. Davis this award primarily due to his significant role with the Company, and his contribution to the Company’s financial performance in 2016 relative to industry peers. This award will be reflected in the compensation tables of the proxy statement for the 2018 annual meeting of stockholders. Any dividends paid on the shares of restricted stock during the period such restricted stock is unvested will accrue and be paid if and when the shares of restricted stock vest.

401(k) Retirement Savings Plan

We sponsor a 401(k) plan for our eligible employees, including Mr. Davis. In any given year, the Company has discretion to make employer contributions in the form of matching contributions and/or profit sharing contributions to the plan accounts of our eligible employees.

Benefits and Perquisites

Mr. Davis receives benefits and perquisites that are substantially the same as those offered to other employees of the Company and its subsidiaries, including vacation, sick time, participation in medical, dental and insurance programs, all in accordance with the terms of such plans and programs in effect from time to time. No material changes were made to the Company’s benefits and perquisites during 2016.

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Risk and Compensation Policies

In considering the risks to the Company and its business that may be implied by our compensation plans and programs, our Compensation Committee considers the design, operation and mix of the plans and programs at all levels of the Company. Our compensation program is designed to mitigate the potential to reward excessive risk-taking that may produce short-term results that appear in isolation to be favorable, but that may undermine the successful execution of our long-term business strategy and erode stockholder value.

2016 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock awards ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All other compensation ($)(7)	Total ($)
Kirk Davis	2016	550,000	500,000	(1)	400,000	(4)	8,314	4,212	1,462,526
Chief Operating Officer	2015	500,000	800,000	(2)	1,000,000	(5)	0	4,212	2,304,212
	2014	494,785	400,000	(3)	0		19,849	3,296	917,930

(1)	This amount reflects the bonus amount that was earned in 2016 and paid in 2017.

(2)	This amount reflects the bonus amount that was earned in 2015 and paid in 2016.

(3)	This amount reflects the bonus amount that was earned in 2014 and paid in 2015.

(4)	This amount reflects a grant of 26,247 shares of restricted stock on February 23, 2016. The closing price of our stock on that date was $15.24. The restricted stock vested 33.3% on February 23, 2017, and will vest 33.3% on February 23, 2018 and 33.4% on February 23, 2019, subject to Mr. Davis’ continued employment through each vesting date.

(5)	This amount reflects a grant of 43,592 shares of restricted stock on February 24, 2015. The closing price of our stock on that date was $22.94. The restricted stock vested 33.3% on February 24, 2016 and 33.3% on February 24, 2017, and will vest 33.4% on February 24, 2018, subject to Mr. Davis’ continued employment through each vesting date.

(6)	The amounts in this column represent the aggregate change in the actuarial present value of Mr. Davis’ accumulated benefit under the George W. Prescott Publishing Company Pension Plan, which was frozen effective December 31, 2008. The actual change in pension value for 2015 was a decrease, but in accordance with SEC disclosure rules, negative changes in pension values are not included in the summary compensation table.

(7)	The amounts in this column reflect contributions to Mr. Davis’ 401(k) plan by the Company.

Grants of Plan-Based Awards in 2016

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards($)
Kirk Davis	2/23/16	26,247	(1)	400,000

(1)	The restricted stock vested 33.3% on February 23, 2017, and will vest 33.3% on February 23, 2018 and 33.4% on February 23, 2019, subject to Mr. Davis’ continued employment through each vesting date.

Employment Agreement

Mr. Davis and our Predecessor entered into an employment agreement, effective as of January 9, 2009, as amended on March 6, 2012. Mr. Davis was appointed as Chief Executive Officer of GateHouse on January 14, 2014 and continues to be employed in that role pursuant to his employment agreement described below.

Pursuant to his employment agreement, which has no guaranteed term of employment or renewal provision, Mr. Davis’ annual base salary shall be reviewed on an annual basis and adjusted upward in the sole discretion of the Board. Pursuant to his employment agreement, Mr. Davis also is eligible for an annual bonus, based on the achievement, as determined by the Board in its sole discretion, of certain performance standards agreed to by Mr. Davis and the Company. Such bonus may be paid in such combination of cash and shares of Common Stock as determined by the Board, in its sole discretion. Mr. Davis’ employment

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agreement also provides that he will be entitled to all usual benefits offered to employees at his level, including vacation, sick time, participation in medical, dental and insurance programs, as well as the ability to participate in the 401(k) retirement savings plan. In addition, Mr. Davis’ employment agreement entitles him to certain severance payments and benefits, described below in the section entitled “Potential Payments Upon Resignation, Termination or Change in Control.”

Mr. Davis has no employment agreement with New Media.

Pay Mix

Mr. Davis’ compensation earned in respect of 2016 consisted of 37.9% base salary, 34.5% annual bonus and 27.6% long-term incentive.

For information regarding the Company’s long-term incentive program, consisting of a grant of restricted stock to Mr. Davis, please see the section titled “Executive Compensation Program and 2016 Decisions Regarding Compensation.”

Outstanding Equity Awards at December 25, 2016

In 2016, we granted options to purchase up to 862,500 shares of our common stock to an affiliate of our Manager in connection with an equity offering in the fourth quarter of 2016. The grant date fair value of the option awards granted to our Manager’s affiliate was $2.3 million, as determined under FASB ASC Topic 718. For information regarding assumptions used in determining these valuations, please see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2016.

The table below sets forth the outstanding option and equity awards that were granted to our executive officers as of December 25, 2016. The option awards held by Messrs. Reed and Freiberg (“Tandem Awards”) correspond on a one-to-one basis with the options granted to an affiliate of our Manager, such that exercise of the option by Messrs. Reed or Freiberg would result in the corresponding option held by our Manager’s affiliate being cancelled.

Outstanding Equity Awards at December 25, 2016

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)		Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Michael E. Reed	—	67,751	15.71	(2)	9/23/2024
		140,000	21.70		1/12/2025

Gregory W. Freiberg	—	25,000	15.71	(2)	9/23/2024

Kirk Davis						29,075	(4)	464,037	(5)
						26,247	(6)	418,902	(5)

(1)	Upon the grant of options to our Manager’s affiliate (the “Manager Options”), such Manager Options are fully vested and become exercisable over a 30-month period (the “Total Exercisability Period”) in equal monthly installments beginning on the first of each month following the month in which the options were granted. When Tandem Awards are granted, the Manager Options become exercisable in equal monthly installments over a portion of the Total Exercisability Period equal to the product of (i) the ratio of Manager Options not subject to Tandem Awards to the total number of Manager Options (including Manager Options underlying such Tandem Awards) multiplied by (ii) 30 (such period, the “Manager Exercisability Period”). Following the Manager Exercisability Period, the Tandem Awards vest in generally equal monthly installments over the remainder of the Total Exercisability Period and become exercisable only at the end of the Total Exercisability Period.

(2)	The exercise price of the Tandem Awards was adjusted from $16.25 to $15.71 to correspond to the adjustment to the exercise price of the related Manager Awards as further described in Note 11 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 25, 2016.

(3)	Represents the expiration date of the related Manager Options that serve as the basis for the Tandem Award held by the executive officer. In general, the expiration date of the Tandem Award occurs prior to the expiration date of the underlying Manager Option.

(4)	43,592 shares of restricted stock were granted on February 24, 2015. The restricted stock vested 33.3% on February 24, 2016 and 33.3% on February 24, 2017, and 33.4% will vest on February 24, 2018, subject to Mr. Davis’ continued employment through each vesting date.

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(5)	The market value of shares that have not vested was calculated using a stock price of $15.96, which was the closing price of our common stock as of December 23, 2016, the last trading day of our fiscal year.

(6)	This restricted stock was granted on February 23, 2016. The restricted stock vested 33.3% on February 23, 2017, and will vest 33.3% on February 23, 2018 and 33.4% on February 23, 2019, subject to Mr. Davis’ continued employment through each vesting date.

All options granted to an affiliate of our Manager will become fully vested and exercisable upon a “change of control” (as defined in the New Media Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan). All Tandem Awards will become fully vested and exercisable if the holder’s employment with our Manager and its affiliates is terminated without cause within 12 months following a change of control of the Company. The estimated intrinsic value of outstanding option awards held by an affiliate of our Manager as of December 25, 2016 that would have been accelerated had a change in control occurred on December 25, 2016 is approximately $18,000.

Pension Benefits

The following table sets forth Mr. Davis’ retirement benefits under our pension plans.

Name	Plan name	Number of years credited service (#)		Present value of accumulated benefit ($)	Payments during last fiscal year ($)
Kirk Davis	Prescott Pension Plan	4.8	(1)	$78,354	$—

(1)	The number of years of credited service differs from Mr. Davis’ actual number of years of service with the Company because it consists of service with an acquired entity, and the plan was frozen in 2008.

We maintain one defined benefit plan, the George W. Prescott Publishing Company Pension Plan (the “Prescott Pension Plan”). The Prescott Pension Plan benefits the employees of the George W. Prescott Publishing Company by providing funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Benefits under the Prescott Pension Plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the Prescott Pension Plan are payable from the assets held by a tax-exempt trust, and are based on earnings up to a compensation limit under the Internal Revenue Code (which was $230,000 in 2008). Mr. Davis participated in the plan during his employment with the George W. Prescott Publishing Company.

Effective December 31, 2008, the Prescott Pension Plan was amended to freeze benefit accruals and participation. The terms and conditions below relate solely to Mr. Davis and the other participants in the Prescott Pension Plan.

The “Normal Retirement Benefit” is expressed as an annual single life annuity payable from normal retirement age for the remainder of his life. The benefit under the Prescott Pension Plan is equal to an amount equal to the sum of (i) and (ii):

(i)	an amount equal to the product of:

(a)	0.5% of Mr. Davis’ Average Compensation (as defined below) not in excess of the covered compensation base plus 1% of his Average Compensation in excess of the covered compensation base; and

(b)	Mr. Davis’ years of Accrued Service (as defined below) (not in excess of 40).

(ii)	an amount equal to the product of:

(a)	0.67% of Mr. Davis’ Average Compensation; and

(b)	Mr. Davis’ years of Accrued Service in excess of 40.

“Average Compensation” means the average of Mr. Davis’ highest compensation paid during any five consecutive plan years of the ten plan years prior to December 31, 2008. “Compensation” means Mr. Davis’ total compensation in a plan year, excluding any bonuses, any overtime payments and employer contributions under the Prescott Pension Plan or under any other employee benefit plan of an affiliated company. Pay in excess of the Internal Revenue Code Section 401(a)(17) limit, is not considered. “Accrued Service” is the total number of years prior to January 1, 2009 (June 1, 2009 for IBT Union employees), during which the executive has completed at least 1,000 Hours of Service.

If Mr. Davis retires after reaching the age of 60 and has completed five years of vesting service, he is entitled to the Normal Retirement Benefit. However, the Normal Retirement Benefit will be reduced 0.56% for each month his retirement precedes his reaching the age of 65.

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In the event Mr. Davis dies prior to the commencement of benefit payments, his spouse will be eligible for a death benefit protection. This provides that if Mr. Davis and spouse were married for at least one year prior to his date of death, then the spouse of Mr. Davis shall receive a survivor annuity which is equal to 50% of the pension Mr. Davis would have received had he retired on his date of death or age 60, if later, with a joint and 50% survivor annuity option.

If Mr. Davis dies after payment of his benefit under the Prescott Pension Plan has commenced, the death benefit payable, if any, shall be determined in accordance with the form in which the benefit was being paid. The pension benefit under the Prescott Pension Plan is reduced if paid before normal retirement age. The pension benefit is defined as a single life annuity. Optional annuity forms which are approximately equal in value are also available.

The methods and assumptions for calculating the present value of accumulated benefits generally follow those set forth in FASB ASC Topic 715 and are consistent with those used in our financial statements as described in Note 13 to our Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 25, 2016.

2016 Non-Qualified Deferred Compensation

Mr. Davis was not a participant in and did not make contributions to or withdrawals from any nonqualified deferred compensation plans during the fiscal year ending December 25, 2016.

Potential Payments Upon Resignation, Termination or Change in Control

The following table estimates the amount of compensation payable to Mr. Davis under his employment agreement in the event of termination of his employment upon involuntary termination for “cause” or voluntary termination without “good reason,” involuntary termination without “cause” or voluntary termination for “good reason,” termination following a change of control, death and termination by reason of “disability.” The amounts shown are estimates assuming that such termination was effective as of December 25, 2016. Mr. Davis is entitled to receive certain amounts earned during his term of employment regardless of the manner in which his employment is terminated. These amounts include accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (the “Accrued Benefits”) and are not shown in the table.

Payments Made Upon Termination for Cause or Resignation without Good Reason

Pursuant to his employment agreement, if Mr. Davis’ employment is terminated by the Company for “Cause” or he voluntarily resigns without “Good Reason” (as such terms are defined below), he would not be entitled to any further compensation or benefits other than Accrued Benefits. Mr. Davis would also forfeit any unvested restricted stock bonuses.

Payments Made Upon Termination without Cause or Termination for Good Reason Unrelated to a Change in Control

Pursuant to his employment agreement, if Mr. Davis’ employment is terminated by the Company other than for Cause or is terminated by Mr. Davis for Good Reason unrelated to a change in control, in each case, not within 18 months following the earlier to occur of the commencement of any discussion with any individual or entity that ultimately results in a change in control or the occurrence of a change in control transaction (this period is referred to as the “Protection Period”), then he shall be entitled to:

(a)	the Accrued Benefits;

(b)	an amount equal to 12 months’ current base salary payable in accordance with the Company’s customary payroll practices;

(c)	any declared bonus not yet paid;

(d)	vesting of one-third of the shares of any restricted stock awards that are not vested as of the date of termination; and

(e)	continuation of health benefits at the same levels until the earlier of: (i) the time it takes Mr. Davis to become eligible for benefits from a new employer; or (ii) 12 months from the date of termination.

Payments Made Upon Termination without Cause or Termination for Good Reason following a Change in Control

Pursuant to his employment agreement, if Mr. Davis’ employment is terminated by the Company other than for Cause or is terminated by him for Good Reason following a change in control, in each case within the Protection Period, then he shall be entitled to:

(a)	the Accrued Benefits;

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(b)	an amount equal to 24 months base salary plus “Average Monthly Bonus” (as defined below) payable in accordance with the Company’s customary payroll practices;

(c)	a pro-rated bonus for the year of termination;

(d)	vesting of all restricted stock awards that are not vested as of the date of termination, if the date of termination is within 12 months of the change in control;

(e)	up to 6 months of outplacement services; and

(f)	continuation of health benefits at the same levels until the earlier of: (i) the time it takes Mr. Davis to become eligible for benefits from a new employer; or (ii) 12 months from the date of termination.

Payments Made Upon Death or Disability

Pursuant to his employment agreement, if Mr. Davis’ employment is terminated by reason of death or Disability (as defined in his employment agreement), he generally would not be entitled to receive any further compensation or benefits other than the Accrued Benefits. If Mr. Davis fails to perform his duties as a result of disability or incapacity, he shall continue to receive his base salary and all other benefits and all other compensation unless and until his employment is terminated. However, if Mr. Davis’ employment is terminated by reason of death or Disability (as defined in the New Media Investment Group, Inc. Nonqualified Stock Option and Incentive Award Plan), his restricted stock would vest immediately, to the extent not previously forfeited.

Potential Payments upon Termination or Change of Control(1)

TERMINATION FOR CAUSE OR RESIGNATION WITHOUT “GOOD REASON”
Total	$0

TERMINATION WITHOUT CAUSE, RESIGNATION WITH “GOOD REASON” UNRELATED TO A “CHANGE IN CONTROL”
Annual bonus(2)	$800,000
Cash severance payment(3)	$550,000
Restricted stock awards(4)	$294,031
Continued health care benefits	$12,876
Total	$1,656,907

TERMINATION WITHOUT CAUSE, RESIGNATION WITH “GOOD REASON” FOLLOWING A “CHANGE IN CONTROL”
Annual bonus(5)	$500,000
Cash severance payment(6)	$1,983,333
Restricted stock grants(7)	$882,939
Continued health care benefits	$12,876
Outplacement	$9,000
Total	$3,388,148

DEATH
Life insurance proceeds	$500,000
Restricted stock awards(7)	$882,939
Total	$1,382,939

DISABILITY
Restricted stock awards(7)	$882,939
Total	$882,939

(1)	This table assumes the specified termination events or change in control occurred on December 25, 2016.

(2)	This is the maximum amount based on the previous year’s bonus and is payable only if previously declared but remained unpaid.

(3)	The “cash severance payment” consists of a monthly payment for 12 months equal to the executive’s monthly base salary.

(4)	The “Restricted Stock Awards” amount represents the value of the accelerated vesting of a portion of Mr. Davis’ February 24, 2015 and February 23, 2016 grants of restricted stock using a stock price of $15.96, which is the closing price of our Common Stock as of December 23, 2016, trading the last day of our fiscal year.

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(5)	This is the maximum amount based on his bonus for 2016.

(6)	The “cash severance payment” consists of a monthly payment for 24 months equal to the executive’s monthly base salary and Average Monthly Bonus (as defined below).

(7)	The “Restricted Stock Awards” amount represents the value of the accelerated vesting of Mr. Davis’ February 24, 2015 and February 23, 2016 grants of restricted stock using a stock price of $15.96, which is the closing price of our Common Stock as of December 23, 2016, trading the last day of our fiscal year.

“Average Monthly Bonus” is defined as the arithmetic average of the last three annual bonuses paid to Mr. Davis or, if a lesser amount of bonuses have been paid, the arithmetic average of such bonuses, in each case, divided by 12.

“Cause” is generally defined as: (a) a conviction of, guilty plea concerning or confession of any felony; (b) any act of dishonesty in connection with GateHouse’s business; (c) any uncured material breach by Mr. Davis of his employment agreement; (d) any material breach of any reasonable and lawful rule or directive from GateHouse; (e) the gross or willful neglect of duties or gross misconduct by Mr. Davis; or (f) the habitual use of drugs or habitual, excessive use of alcohol to the extent that any of such uses materially interferes with the performance of Mr. Davis’ duties under his employment agreement.

“Good Reason” is generally defined as the occurrence of any one or more of the following at any time during Mr. Davis’ employment without his written consent: (a) the failure to maintain Mr. Davis in the same or better position with GateHouse which Mr. Davis held immediately prior to a change in control, or the removal of Mr. Davis as a member of the GateHouse board of directors; (b) a significant adverse change in the nature or scope of Mr. Davis’ authorities, powers, functions, responsibilities or duties immediately prior to the change in control; (c) a reduction in the aggregate of Mr. Davis’ base salary or annual cash bonus; (d) a reduction in Mr. Davis’ long-term incentive compensation opportunity; (e) the termination or denial of Mr. Davis’ rights to retirement or welfare benefits or a reduction in the scope or value of such benefits (other than any reduction that is generally applicable to all employees); (f) any change of Mr. Davis’ principal place of employment to a location more than 50 miles away from his principal place of employment immediately prior to a change in control; (g) any uncured failure to pay Mr. Davis any compensation when due; (h) the delivery to Mr. Davis of a written notice of the intent to terminate his employment for any reason, other than cause or disability, regardless of when such termination is intended to become effective; or (i) any failure by GateHouse to comply with any provision of his employment agreement.

Mr. Davis’ receipt of the payments and benefits outlined above are subject to his execution of a general release of claims against GateHouse and its affiliates. He also has restrictive covenants in his employment agreement for the benefit of GateHouse and its affiliates relating to non-competition during the term of employment and for the one year period following termination of his employment for any reason. Mr. Davis’ employment agreement also contains restrictive covenants relating to non-solicitation of employees, directors, agents, clients, customers, vendors, suppliers or consultants of GateHouse and its affiliates during the term of employment and for the one year period following termination of his employment for any reason.

Compensation of Directors

Each independent director receives an annual fee equal to $150,000. In addition, the chairs of each of the Audit, Nominating and Corporate Governance and Compensation Committees of the Board receive an annual fee of $10,000. Fees to independent directors may be made in cash or by issuance of shares of Common Stock, based on the value of such Common Stock at the date of issuance, rather than in cash. Of the aggregate annual fee of $150,000 for 2016, $75,000 was paid in cash, and the committee chair fees were paid in cash, all as disclosed in the table below. The remaining fees will be paid prior to the Annual Meeting. In accordance with SEC rules, any portion paid in stock awards will be reflected in the Director Compensation Table included in our proxy statement for next year’s annual meeting. The stock awards reflected in the Director Compensation Table below represent the portion of the 2015 director fees that were paid by grant of stock awards in March of 2016. Affiliated directors, however, are not separately compensated by us. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.

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2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Wesley R. Edens(3)	—	—	—
Theodore P. Janulis	85,000	74,997	159,997
Michael E. Reed(3)	—	—	—
Kevin M. Sheehan	85,000	74,997	159,997
Laurence Tarica	85,000	74,997	159,997

(1)	Amounts in this column reflect the portion of the annual fee paid to each of Messrs. Janulis, Sheehan and Tarica in cash, and the additional $10,000 fee paid in cash to each of Messrs. Janulis, Sheehan and Tarica as Chairs of the Compensation Committee, Audit Committee, and Nominating and Corporate Governance Committee, respectively.

(2)	Amounts in this column reflect the portion of the annual fee for 2015 paid to Messrs. Janulis, Sheehan and Tarica by grant of stock awards for 4,664 shares each on March 23, 2016, which fully vested upon grant. The number of shares of stock awarded was determined by dividing the portion of the annual fee to be paid by grant of stock ($75,000), by the closing price on the grant date ($16.08).

The table does not include the following number of unvested restricted stock awards that were outstanding as of December 25, 2016 for each of Messrs. Janulis, Sheehan and Tarica: 1,766 shares.

(3)	Messrs. Edens and Reed are not independent directors and so receive no compensation for services as a director.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the 2016 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.

Based on this review and their discussions, the Compensation Committee has recommended to the Board that the 2016 Compensation Discussion and Analysis be included in this Proxy Statement for the 2017 Annual Meeting of Stockholders to be filed with the SEC.

The Compensation Committee Theodore P Janulis, Chair Kevin M. Sheehan, Member Laurence Tarica, Member

Compensation Committee Interlocks and Insider Participation

None.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. The Company assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf. Based solely upon review of the copies of such forms and written representations from its directors and executive officers, the Company believes that all Section 16(a) filing requirements were met during 2016, with the exception of one transaction for Mr. Davis which was not reported on a Form 4 but was subsequently reported on a Form 5 filed in February 2017 and one transaction for each of Messrs. Tarica, Janulis and Sheehan that were reported on Form 4s filed on April 5, 2016.

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COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information with respect to the beneficial ownership of our Common Stock as of March 31, 2017 (except as otherwise noted) by (i) each person who is a beneficial owner of more than 5% of our outstanding Common Stock, (ii) each of our directors and our named executive officers, and (iii) all directors and executive officers as a group.

Except as otherwise noted in the footnotes below, each person or entity identified below has sole voting and investment power with respect to such securities. We have outstanding an aggregate of 53,613,968 shares of Common Stock as of March 31, 2017.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)
Wesley R. Edens(3)(6)	2,313,439	4.17%
Michael E. Reed(4)(13)	253,070	* %
Gregory W. Freiberg(13)	193,269	* %
Kirk Davis(5)	96,712	* %
Laurence Tarica	78,199	* %
Kevin M. Sheehan(7)	24,458	* %
Theodore P. Janulis	13,199	* %
All directors, nominees and executive officers as a group (7 persons)	2,972,346	5.34%
BlackRock, Inc.(8) 55 East 52nd Street New York, New York 10055	6,079,343	11.34%
Franklin Mutual Advisers, LLC(9) 101 John F. Kennedy Parkway Short Hills, New Jersey 07078-2789	4,660,772	8.69%
The Vanguard Group(10) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	4,546,188	8.48%
T. Rowe Price Associates, Inc.(11) 100 E. Pratt Street Baltimore, Maryland 21202	4,416,653	8.24%
Leon G. Cooperman(12) 1211 Avenue of the Americas, Suite 2902 New York, NY 10036	3,982,051	7.43%

*	Denotes less than 1%.

(1)	The address of all of the officers and directors listed in the table above are in the care of FIG LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105.

(2)	Percentages shown assume the exercise by such persons of all options and warrants to acquire shares of or Common Stock that are exercisable within sixty days after the date of the record date and no exercise by any other person.

(3)	Includes 293,015 shares of Common Stock held by Mr. Edens, 74,870 shares of Common Stock held by Fortress Operating Entity I, LP (“FOE I”), which is an affiliate of our Manager, 517,293 shares of Common Stock issuable upon exercise of the New Media Warrants held by FIF III Liberty Holdings LLC, the option to purchase 1,381,061 shares of Common Stock granted to FOE I that are vested and exercisable within sixty days and 47,200 shares of Common Stock held by WRE 2012 Trust LLC, over which Mr. Edens has investment discretion. Mr. Edens disclaims beneficial ownership of the shares and options to purchase shares of Common Stock held by FOE I and the shares of Common Stock issuable upon the exercise of the New Media Warrants held by FIF III Liberty Holdings LLC, except, in each case, to the extent of his pecuniary interest therein. Does not include 7,219 shares of Common Stock held by a charitable trust of which Mr. Edens’ spouse is sole trustee, and Mr. Edens disclaims beneficial ownership of the shares of Common Stock held by this charitable trust; does not include 7,219 shares of Common Stock held by a charitable trust of which Mr. Edens is trustee, and Mr. Edens disclaims beneficial ownership of the shares of Common Stock held by this charitable trust.

(4)	Includes 9,550 shares of Common Stock issuable upon exercise of ten-year warrants to purchase Common Stock at an exercise price of $46.35 per share.

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(5)	Includes 1,700 shares of Common Stock issuable upon exercise of ten-year warrants to purchase Common Stock at an exercise price of $46.35 per share. Includes the following grants of restricted stock, which vest subject to Mr. Davis’ continued employment through each vesting date: (i) 43,592 shares of restricted stock that were granted on February 24, 2015, which vested 33.3% on February 24, 2016 and 33.3% on February 24, 2017, and will vest 33.4% on February 24, 2018; (ii) 26,247 shares of restricted stock granted on February 23, 2016, which vested 33.3% on February 23, 2017, and will vest 33.3% on February 23, 2018 and 33.4% on February 23, 2019; and (iii) 25,173 shares of restricted stock granted on February 20, 2017, which will vest 33.3% on February 20, 2018, 33.3% on February 20, 2019 and 33.4% on February 20, 2020.

(6)	Mr. Edens, as a beneficial owner of FOE I, may be considered to have, together with the other beneficial owners of FOE I, shared voting and investment power with respect to the shares of Common Stock held by FOE I.

(7)	Includes 1,259 shares of Common Stock issuable upon exercise of ten-year warrants to purchase Common Stock at an exercise price of $46.35 per share.

(8)	Based on information set forth in Schedule 13G filed on January 9, 2017 by BlackRock, Inc. with respect to 6,079,343 shares of Common Stock. BlackRock, Inc. reports sole voting power with respect to 5,985,945 shares and sole dispositive power with respect to 6,079,343 as the parent holding company or control person of BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd.

(9)	Based on information set forth in Schedule 13G/A filed on February 6, 2017 by Franklin Mutual Advisers, LLC (“Franklin Mutual”), with respect to 4,660,772 shares of Common Stock beneficially owned by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Mutual. Franklin Mutual reports that it has sole voting power and dispositive power with respect to all 4,660,772 shares of Common Stock. Franklin Mutual disclaims beneficial ownership with respect to these shares.

(10)	Based on information set forth in Schedule 13G/A filed on February 10, 2017 by the Vanguard Group with respect to 4,546,188 shares of Common Stock. The Vanguard Group reports sole voting power with respect to 58,707 shares, shared voting power with respect to 7,627 shares, sole dispositive power with respect to 4,482,437 shares and shared dispositive power with respect to 63,751 shares as the parent holding company or control person of Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd.

(11)	Based on information set forth in Schedule 13G filed on February 7, 2017 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. with respect to 4,416,653 shares of Common Stock. T. Rowe Price Associates, Inc. reports sole voting power with respect to 1,054,311 shares and sole dispositive power with respect to 4,416,653 shares. T. Rowe Price Small-Cap Value Fund, Inc. reports sole voting power with respect to 2,266,602 shares.

(12)	Based on information set forth in Schedule 13G/A filed on February 14, 2017 by Leon G. Cooperman (the “Reporting Person”), with respect to 3,982,051 shares of Common Stock, which includes (i) 700,000 shares of Common Stock held by the Reporting Person; (ii) 300,000 shares of Common Stock held in the account of the Reporting Person’s spouse, Toby Cooperman, over which the Reporting Person has investment discretion; (iii) 2,595,645 shares of Common Stock held in the accounts of private investment entities over which the Reporting Person has investment discretion; (iv) 100,000 shares of Common Stock held in the account of the Leon & Toby Cooperman Family Foundation over which the Reporting Person has investment discretion; (v) 100,000 shares of Common Stock held in the account of the Michael S. Cooperman WRA Trust, over which the Reporting Person has investment discretion; (vi) 100,000 shares of Common Stock held in the account of the Reporting Person’s son, Michael S. Cooperman, over which the Reporting Person has investment discretion; (vii) 71,406 shares of Common Stock held in managed accounts over which the Reporting Person has investment discretion; (viii) 10,000 shares of Common Stock held in the accounts of Uncommon Knowledge and Achievement, Inc., a 501(c)(3) Delaware charitable foundation; and (ix) 5,000 shares of Common Stock held in the accounts of The Cooperman Family Fund for a Jewish Future, a Type 1 charitable supporting foundation of which the Reporting Person is one of the trustees. The Reporting Person reports sole voting and dispositive power with respect to 3,910,645 shares and shared voting and dispositive power with respect to 71,406 shares.

(13)	Includes with respect to each of these individuals the following number of tandem awards that are vested and exercisable within sixty days: Reed 67,751; Freiberg 25,000. The tandem awards correspond on a one-to-one basis with options granted to FIG LLC or an affiliate of FIG LLC, such that exercise of the tandem award would result in the corresponding option held by the manager being cancelled. Upon the grant of options to the manager (or an affiliate), such options are fully vested and become exercisable over a 30-month period (the “Total Exercisability Period”) in equal monthly installments beginning on the first of each month following the month in which the options were granted. When tandem awards are granted, the manager options become exercisable in equal monthly installments over a portion of the Total Exercisability Period equal to the product of (i) the ratio of manager options not subject to tandem awards to the total number of manager options (including manager options underlying such tandem awards) multiplied by (ii) 30 (such period, the “Manager Exercisability Period”). Following the Manager Exercisability Period, the tandem awards vest in generally equal installments over the remainder of the Total Exercisability Period and become exercisable only at the end of the Total Exercisability Period.

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RELATED PERSONS TRANSACTIONS

Our Board has adopted written policies and procedures regarding the approval of any “related person transaction,” which is any transaction, arrangement or relationship (or any series of transactions, arrangements or relationships) in which we or any of our subsidiaries is or will be a participant, the amount involved exceeds $120,000, and in which a “related person” (as defined under SEC rules) had, has or will have a direct or indirect material interest. Prior to entering into a related person transaction, a related person would need to disclose to the legal department any proposed related person transaction and all material facts about the proposed transaction. The legal department would then assess and promptly communicate that information to our independent directors. Based on their consideration of all of the relevant facts and circumstances available to them, our independent directors would decide whether or not to approve such transaction and would generally approve only those transactions that are in, or are not inconsistent with, the best interests of the Company, as determined by at least a majority of the independent directors. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to our independent directors, who will evaluate all options available, including ratification, amendment or termination of such transaction. Our policy requires that no independent director participate in any review, consideration or approval of any related person transaction with respect to which such director or any of his or her immediate family members is the related person without the consent of the other independent directors.

Transactions between us and the Manager or any affiliate of the Manager must be approved in advance by the majority of the independent directors and be determined by such independent directors to be in our best interests. If any affiliate transaction involving the acquisition of an asset by us from the Manager or an affiliate of the Manager is not approved in advance by a majority of the independent directors, then the Manager may be required to repurchase the asset at our purchase price (plus closing costs). As of December 25, 2016, Fortress and its affiliates owned approximately 1.3% of the Company’s outstanding stock and approximately 39.5% of the Company’s outstanding warrants.

In addition, our Chairman, Wesley Edens, is also the Co-Chairman of the board of directors of Fortress. We do not pay Mr. Edens a salary or any other form of compensation.

Our Chief Operating Officer owns an interest in a company, to which we provided commercial printing services and managed information technology services in the amount of $636,000 during 2016, which amount is included in “Commercial Printing and Other” on the Consolidated Statement of Operations and Comprehensive Income (Loss) in our Annual Report on Form 10-K for the year ended December 25, 2016.

The Company’s Chief Executive Officer and Chief Financial Officer are employees of the Manager and their salaries are paid by the Manager.

Management Agreement

We are managed by the Manager, an affiliate of Fortress, pursuant to the terms of the Amended and Restated Management and Advisory Agreement, dated as of March 6, 2015 (the “Management Agreement”), between us and our Manager. The Management Agreement provides for the day-to-day management of our operations. Our Management Agreement requires our Manager to manage our assets and operations subject to the supervision of our Board.

Our Manager is responsible for our day-to-day operations and will perform (or cause to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as the Company’s consultant with respect to the periodic review of the investment criteria and parameters for investments of the Company (“Investments”), borrowings and operations;

(ii)	investigation, analysis, valuation and selection of investment opportunities;

(iii)	with respect to prospective Investments by the Company and dispositions of Investments, conducting negotiations with brokers, sellers and purchasers and their respective agents and representatives, investment bankers and owners of privately and publicly held companies;

(iv)	engaging and supervising, on behalf of the Company and at the Company’s expense, independent contractors that provide services relating to the Investments, including, but not limited to, investment banking, legal advisory, tax advisory, accounting advisory, securities brokerage, real estate advisory and brokerage, and other financial and consulting services as the Manager determines from time to time is advisable;

(v)	negotiating on behalf of the Company for the sale, exchange or other disposition of any Investments;

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(vi)	coordinating and managing operations of any joint venture or co-investment interests held by the Company and conducting all matters with the joint venture or co-investment partners;

(vii)	providing executive and administrative personnel, office space and office services required in rendering services to the Company;

(viii)	administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and our Board, including, without limitation, the collection of revenues and the payment of the Company’s debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(ix)	communicating on behalf of the Company with the holders of any equity or debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(x)	counseling the Company in connection with policy decisions to be made by our Board;

(xi)	evaluating and recommending to our Board modifications to the hedging strategies in effect on the date hereof and engaging in hedging activities on behalf of the Company;

(xii)	counseling the Company regarding the maintenance of its exemption from the Investment Company Act of 1940 (the “Investment Company Act”) and monitoring compliance with the requirements for maintaining an exemption from the Investment Company Act;

(xiii)	assisting the Company in developing criteria that are specifically tailored to the Company’s investment objectives and making available to the Company its knowledge and experience with respect to its target assets;

(xiv)	representing and making recommendations to the Company in connection with the purchase and finance, and commitment to purchase and finance, of its target assets, and in connection with the sale and commitment to sell such assets;

(xv)	monitoring the operating performance of the Investments and providing periodic reports with respect thereto to our Board, including comparative information with respect to such operating performance, valuation and budgeted or projected operating results;

(xvi)	investing and re-investing any moneys and securities of the Company (including investing in short-term Investments pending investment in Investments, payment of fees, costs and expenses, or payments of dividends or distributions to stockholders and partners of the Company) and advising the Company as to its capital structure and capital raising;

(xvii)	causing the Company to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and to conduct quarterly compliance reviews with respect thereto;

(xviii)	causing the Company to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xix)	assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents required under the Exchange Act;

(xx)	taking all necessary actions to enable the Company to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Code;

(xxi)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our Board;

(xxii)	using commercially reasonable efforts to cause expenses incurred by or on behalf of the Company to be reasonable or customary and within any budgeted parameters or expense guidelines set by our Board from time to time;

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(xxiii)	performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as our Board shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

(xxiv)	using commercially reasonable efforts to cause the Company to comply with all applicable laws.

Indemnification

Pursuant to our Management Agreement, our Manager does not assume any responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of our Board in following or declining to follow its advice or recommendations. Our Manager, its members, managers, officers and employees are not liable to us or any of our subsidiaries, to our Board, or our or any subsidiary’s stockholders or partners for any acts or omissions by our Manager, its members, managers, officers or employees, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement. We shall, to the full extent lawful, reimburse, indemnify and hold our Manager, its members, managers, officers and employees and each other person, if any, controlling our Manager, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from any acts or omissions of an indemnified party made in good faith in the performance of our Manager’s duties under our Management Agreement and not constituting such indemnified party’s bad faith, willful misconduct, gross negligence or reckless disregard of our Manager’s duties under our Management Agreement.

Our Manager will, to the full extent lawful, reimburse, indemnify and hold us, our stockholders, directors, officers and employees and each other person, if any, controlling us, harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) in respect of or arising from our Manager’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under our Management Agreement. Our Manager carries errors and omissions and other customary insurance.

Management Team

Following the commencement of “regular-way” trading of Common Stock on a major U.S. national securities exchange (the “Listing”) on February 14, 2014, the Manager is responsible for the compensation and benefits of our Chief Executive Officer and Chief Financial Officer. Any increase to our Chief Executive Officer’s and Chief Financial Officer’s compensation and benefits in effect as of the date of the Management Agreement will be approved by the Manager.

Devotion of Additional Time

The Management Agreement does not prevent the Manager or any of its affiliates or any of their officers and employees from engaging in other businesses or from rendering services of any kind to any other person or entity. Messrs. Reed and Freiberg are not required to exclusively dedicate their services to us and provide services for other entities affiliated with our Manager.

Assignment

Our Manager may generally only assign our Management Agreement with the written approval of a majority of our independent directors; provided, however, that our Manager may assign our Management Agreement to an entity whose day-to-day business and operations are managed and supervised by Mr. Wesley R. Edens (the “Principal”), provided, further, that such transaction is determined at the time not to be an “assignment” for purposes of Section 205 of the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated under such act and the interpretations thereof issued by the SEC. We may not assign our Management Agreement without the prior written consent of our Manager, except in the case of an assignment to our successor, in which case such successor organization shall be bound under our Management Agreement and by the terms of such assignment in the same manner as we are bound under our Management Agreement.

Term; Termination

The Management Agreement will be renewed automatically each year for an additional one-year period unless (a) a majority consisting of at least two-thirds of our independent directors or a simple majority of the holders of outstanding shares of our Common Stock, reasonably agree that there has been unsatisfactory performance that is materially detrimental to us or (b) a simple majority of our independent directors agree that the management fee payable to our Manager is unfair; provided, that we shall not have the right to terminate our Management Agreement under the foregoing clause (b) if the Manager agrees to continue to provide the services under the Management Agreement at a fee that our independent directors have determined to be fair.

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If we elect not to renew our Management Agreement at the expiration of any such one-year extension term as set forth above, our Manager will be provided with written notice of any such termination not less than 60 days prior to the expiration of the then existing term. In the event of such termination, we would be required to pay the termination fee described below. We may also terminate our Management Agreement at any time for cause effective upon sixty (60) days prior written notice of termination from us to our Manager, in which case no termination fee would be due, for the following reasons:

(a)	the willful violation of the Management Agreement by the Manager in its corporate capacity (as distinguished from the acts of any employees of the Manager which are taken without the complicity of the Principal) under the Management Agreement;

(b)	our Manager’s fraud, misappropriation of funds, or embezzlement against us; and

(c)	our Manager’s gross negligence of duties under our Management Agreement.

In addition, our Manager may terminate our Management Agreement effective upon sixty (60) days prior written notice of termination to us in the event that we default in the performance or observance of any material term, condition or covenant contained in our Management Agreement and such default continues for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such 30 day period.

If our Management Agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described below.

Management Fee

We pay our Manager an annual management fee equal to 1.50% per annum of our Total Equity (as defined in the Management Agreement) calculated and payable monthly in arrears in cash. Total Equity is generally the equity transferred by Newcastle Investment Corp. on the date on which our shares began trading in the “regular way” market on the NYSE, plus total net proceeds from any equity capital raised (including through stock offerings), plus certain capital contributions to subsidiaries, plus the equity value of certain assets contributed to the Company, less capital dividends and capital distributions.

Our Manager computes each installment of the management fee within 15 days after the end of the calendar month with respect to which such installment is payable.

Incentive Compensation

Our Manager is eligible to receive on a quarterly basis annual incentive compensation in an amount equal to the product of 25% of the dollar amount by which (a) the Adjusted Net Income of the Company exceeds (b)(i) the weighted daily average Total Equity (plus cash capital raising costs), multiplied by (ii) a simple interest rate of 10% per annum.

“Adjusted Net Income” means net income (computed in accordance with U.S. GAAP plus depreciation and amortization, and after adjustments for (a) unconsolidated partnerships, joint ventures and permanent cash tax savings and (b) other non-routine items. “Other non-routine items” means (a) (i) write-offs of unamortized deferred financing fees, or additional costs, make-whole payments, penalties or premiums incurred as the result of early repayment of debt, (ii) changes in the fair value of contingent consideration and financial instruments, (iii) preferred stock redemption charges, (iv) gains or losses related to litigation, claims, and other contingencies, (v) losses on early extinguishment of debt, (vi) charges or income related to changes in income tax valuation allowances, tax litigation or settlements, (vii) impairments or reversals of impairments, and (viii) integration expenses related to acquisitions, and (b) other adjustments approved by the Independent Directors upon reasonable request by the Manager from time to time. Adjusted net income will be computed on an unconsolidated basis. The computation of adjusted net income may be adjusted at the direction of the independent directors upon reasonable request by the Manager based on changes in, or certain applications, of GAAP.

Upon any termination of our Management Agreement by either party, we shall be entitled to purchase our Manager’s right to receive incentive compensation from our Manager for a cash purchase price equal to the amount that would be distributed to our Manager if all of our assets were sold for cash at their then current fair market value (taking into account, among other things, expected future performance of the underlying investments, the “Incentive Compensation Fair Value”) or otherwise continue to pay the incentive compensation to the Manager. In addition, if we do not elect to so purchase the Manager’s right to receive incentive compensation, our Manager will have the right to require us to purchase the same at the price described above. In either case, such fair market value shall be determined by independent appraisal to be conducted by a nationally recognized appraisal firm mutually agreed upon by us and our Manager.

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Our Board may request that our Manager accept all or a portion of its incentive compensation in shares of our Common Stock, and our Manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

Upon the successful completion of an offering of shares of our Common Stock or any shares of preferred stock (including in connection with a merger or acquisition in which such Common Stock or preferred stock are issued as consideration), we will grant our Manager or an affiliate of our Manager options to purchase Common Stock equal to 10% of the number of shares being sold in the offering, with an exercise price equal to the offering price per share paid by the public or other ultimate purchaser.

Reimbursement of Expenses

Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, following the Listing, our Manager is paid or reimbursed for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under our Management Agreement. Our Manager is responsible for all costs incident to the performance of its duties under the Management Agreement, including compensation of our Manager’s employees, rent for facilities and other “overhead” expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition, operation and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers and the compensation and expenses of our distribution agent.

As of December 25, 2016, the amounts earned by our Manager were $9,756,000 of management fees, $9,621,000 of incentive compensation and $1,763,000 of expense reimbursement. As noted above, we granted options to purchase 862,500 shares of our Common Stock having a grant date fair value of $2,287,868 as determined using FASB ASC 718.

Termination Fee

The termination fee is a fee equal to the amount of the management fee during the 12 months immediately preceding the date of termination. In addition, upon any termination of our Management Agreement by either party, we shall be entitled to purchase our Manager’s right to receive incentive compensation from our Manager, or if we do not elect to so purchase the Manager’s right to receive incentive compensation, our Manager will have the right to require us to purchase the same, for a cash purchase price equal to the Incentive Compensation Fair Value.

Registration Rights Agreement with Omega

New Media entered into a registration rights agreement (the “Omega Registration Rights Agreement”) with Omega Advisors, Inc. and its affiliates (collectively, “Omega”). Under the terms of the Omega Registration Rights Agreement, upon request by Omega New Media is required to use commercially reasonable efforts to file a resale shelf registration statement providing for the registration and sale on a continuous or delayed basis by Omega of its Common Stock acquired pursuant to the reorganization plan of our Predecessor (the “Registrable Securities”) (the “Shelf Registration”), subject to customary exceptions and limitations. Omega is entitled to initiate up to three offerings or sales with respect to some or all of the Registrable Securities pursuant to the Shelf Registration.

Omega may only exercise its right to request Shelf Registrations if Registrable Securities to be sold pursuant to such Shelf Registration are at least 3% of the then-outstanding New Media Common Stock. This description is a summary and is subject to, and qualified in its entirety by, the provisions of the Omega Registration Rights Agreement filed as Exhibit 4.5 to our registration statement on Form 10/A (File No. 001-36097), filed on November 8, 2013.

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PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Matters Relating to the Independent Registered Accounting Firm

Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 25, 2016. The Audit Committee of the Board has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2017, and has further directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will participate in the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

The Board recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2017.

The following table sets forth the fees, which include out-of-pocket expenses, for services provided by Ernst & Young LLP (“EY”) during the fiscal years 2016 and 2015, ending December 25, 2016 and December 27, 2015, respectively.

Year	2016	2015
Audit Fees	$3,351,024	$3,455,250
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$3,351,024	$3,455,250

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

(a)	Audit Fees. These are fees for professional services rendered by EY for the audit of the Company’s annual financial statements, including the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and services relating to SEC filing matters.

(b)	Audit-Related Fees. For the fiscal year ending December 25, 2016 and December 27, 2015, no fees were incurred for these services. These services would consist of accounting consultations or due diligence assistance with acquisitions.

(c)	Tax Fees. For the fiscal years ending December 25, 2016 and December 27, 2015 no fees were incurred for these services. Tax fees would include professional services rendered by EY with respect to tax compliance (i.e. tax returns), tax advice and tax planning.

(d)	All Other Fees. For the fiscal years ending December 25, 2016 and December 27, 2015, no fees were incurred for these services. All other fees would include professional services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees, audit-related fees or tax fees.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to its engagement for such services. For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

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PROPOSAL NO. 3 ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the requirements of Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, on an advisory basis, the compensation of our named executive officer, Kirk Davis, as disclosed in this Proxy Statement through a “say-on-pay” vote. As described above in the Compensation Discussion and Analysis, in 2015 we held an advisory vote on the frequency of our say-on-pay vote, which resulted in approximately 90.6% of votes recommending an annual frequency for the say-on-pay vote. After considering that recommendation, the Board determined that the say-on-pay vote will be held annually until the next required vote on the frequency of the say-on-pay vote to be held at our 2021 Annual Meeting. As also described in the Compensation Discussion and Analysis included in this Proxy Statement, the other named executive officers of the Company are not employees of the Company, and the Company has not and does not intend to compensate them directly.

The Board recommends that you vote FOR the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officer, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This proposal enables our stockholders to express their views with respect to the compensation of our named executive officer and our overall compensation philosophy and practices. The “say-on-pay” vote is an advisory vote which does not bind the Company or our Board. Nonetheless, the Board and the Compensation Committee will consider the results of the vote as appropriate when making compensation decisions with respect to our named executive officers.

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PROPOSAL NO. 4 NON-BINDING STOCKHOLDER PROPOSAL TO ELECT EACH DIRECTOR ANNUALLY

In accordance with SEC rules, we have set forth below a stockholder proposal, along with the supporting statement of the stockholder proponent, for which management, our Board and our Manager accept no responsibility. The stockholder proposal has been submitted to the Company by the United Media Guild, a labor union that represents newsroom and commercial operations employees at various media publications and outlets, including approximately 613 employees of the Company as of March 31, 2017.

The stockholder proposal is required to be voted upon at our Annual Meeting only if properly presented at our Annual Meeting. As explained below, our Board recommends that you vote AGAINST the stockholder proposal. The affirmative vote of the holders of a majority of the total number of votes of the Company’s capital stock present or represented at the meeting and entitled to vote, voting as a single class, will be required to approve the stockholder proposal.

United Media Guild, 1015 Locust, Suite 735, St. Louis, MO 63101, the beneficial owner of 200 shares of the Company’s common stock as of December 12, 2016, has notified the Company of its intent to present the following proposal at the Annual Meeting.

United Media Guild’s Stockholder Proposal

“Resolved: That the shareholders of New Media Investment Group, Inc. (the “Company”) urge the Board of Directors (the “Board”) to take the necessary steps to eliminate the classification of the Board of the Company to require that all directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of directors previously elected.

Supporting Statement

We believe the election of directors is the most powerful way that our Company’s shareholders can influence the corporate governance and strategic direction of our Company. Currently, the Board is divided into three classes of directors. Each class of directors serves staggered three-year terms. Because of this structure, shareholders may only vote on roughly one-third of the Company’s directors each year.

In our view, the staggered term structure of the Company’s Board is not in the best interest of shareholders because it reduces management accountability to shareholders. We believe that shareholders should have the opportunity to vote on the performance of the entire Board each year. We feel that such annual accountability helps focus directors on the performance of top executives and on increasing shareholder value. Annual elections of all directors gives shareholders the power to either completely replace the Board or replace any individual director on the Board, if a situation arises that warrants such drastic action.

We do not believe that annual director elections will be destabilizing to our Company’s Board or negatively impact the continuity of director service. Our directors, like the directors of the overwhelming majority of other public companies, are routinely elected by a wide margin of shareholder votes. In our opinion, annual director elections will increase the responsiveness of directors to shareholder concerns without limiting the Company’s ability to attract highly qualified directors who are willing to oversee the Company continuously for several years.

There are indications from academic studies that classified boards have an adverse impact on shareholder value. For instance, a study by Harvard Law School professors Lucian Bebchuk and Alma Cohen concludes that “staggered boards are associated with reduced firm value” (The Costs of Entrenched Boards, Journal of Financial Economics, Vol. 78, pp. 409-433, 2005). Moreover, this study finds that the reduction in firm value is most significant at companies, such as ours, where classified boards have been established through their corporate charters.

We urge shareholders to vote FOR this proposal.”

The Board’s Statement in Opposition to the United Media Guild’s Proposal

The Board has considered the stockholder proposal and, for the reasons described below, believes that the proposal is not in the best interests of the Company or our stockholders. In addition, the Board believes that our stockholders have been well served by a classified Board, exemplified by the Company’s strong operating performance and total returns for stockholders of approximately 39% from the time the Company was listed on February 14, 2014 to March 31, 2017 (based on stock price appreciation and dividends paid). The Board believes that declassification of our Company’s Board would not be in the best interest of our stockholders and that our continued classification would provide several benefits. In particular, the Board believes that the current classified board structure allows for the continuity and stability of our Board as it oversees the management of the Company and promotes the balance of long-term and short-term interests of the Company and its stockholders. Further, the Board does not believe that its accountability to stockholders would be enhanced by annual elections of the entire Board, given the fiduciary duties

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that our Board members owe to all of our stockholders and the existing opportunity for our stockholders to vote annually against approximately one-third of our directors. Accordingly, our Board recommends that you vote AGAINST the stockholder proposal.

Stockholder Returns under our Classified Board Structure

Stockholders who bought into our listing on the NYSE at $12.80 per share on February 14, 2014 have had total returns of approximately 39% if they continued to hold our shares as of March 31, 2017, which result outperformed both the S&P 500 and Russell 2000 indexes (based on stock price appreciation and dividends paid). Since our listing, our classified Board has overseen the execution of a consistent strategy: (i) grow organic revenue and cash flow, (ii) drive inorganic growth through strategic and accretive acquisitions, and (iii) return a substantial portion of cash to stockholders in the form of a dividend; and our stockholders have benefited. Our total returns of approximately 39% from February 14, 2014 to March 31, 2017 is compared to average total returns from our pure play newspaper peers which have actually declined by approximately 48% (source: CapIQ). While we have paid $3.52 in cumulative cash dividends over the past eleven consecutive quarters, many of our pure play newspaper peers have either cut their dividends or have not paid any dividends at all. Our results have been driven by a number of initiatives overseen by our classified Board, including, but not limited to, completing over $735 million in local media acquisitions as of March 31, 2017, diversifying sources of revenue and shifting revenue away from declining print advertising revenue categories and towards growing revenue categories, such as digital advertising, and leveraging our local footprint to grow our digital marketing and business services platform, Propel. The full realization of the benefits of our long-term initiatives is necessarily dependent on time, and, therefore, also on the oversight of long-term directors that can track both the long-term and short-term implementation, progress and impact of these initiatives. Our stockholders have expressed confidence in our classified Board; in fact, each of our nominated directors has never failed to receive less than 91% of votes cast for his election. Our stockholders have already seen strong returns from the Company under the supervision of our classified Board, and, for the reasons outlined below, we believe the classified structure of the Board would continue to be in the best interests of our stockholders.

Importance of Continuity and Stability of the Board

The experience our Board members gain by serving three-year terms gives them a better understanding of our industry, our Company and our culture. Our classified board structure ensures that, at any time, at least two-thirds of our Board members have no less than one year of experience with our business and our strategy, enabling these more seasoned directors to provide stronger institutional perspectives to both management and other directors. Importantly, this knowledge and experience also enables the Board to have more informed oversight of the business and management. This is of particular importance given the current environment the newspaper industry has faced, and is expected to continue to face, with significant changes and challenges. Our Board members require a strong understanding of these industry dynamics to properly evaluate management’s performance. In fact, the Board believes that the current classified Board structure enhances the Company’s ability to attract and retain high-quality director candidates who are willing to commit the time and energy necessary to understand the Company and its competitive environment. The Board believes that a nominee’s agreement to serve a three-year term demonstrates his or her sincere commitment to the Company and its stockholders over the long-term. Moreover, the classified Board structure protects the stockholders against the risk of having the entire Board replaced at one time, which could severely compromise the Board’s ability to exercise its oversight function with sufficient knowledge and expertise.

Promotion of Long-Term Interests

The Board believes that a classified board structure encourages directors to look to both the long-term and short-term best interest of the Company and our stockholders, including by strengthening the independence of directors against the often strictly short-term focus of certain investors and special interests.

The success of the Company’s long-term strategic initiatives to grow the business and deliver value to our stockholders depends on the ability of our Board to maintain a long-term focus and commitment, while also focusing on short-term improvements. For example, since our inception, our Board has overseen the implementation and execution of a long-term strategy to reverse declining revenue trends in the traditional print sector by pursuing a disciplined approach to accretive acquisitions and organic growth opportunities, such as expanding our digital marketing and business services and growing our digital advertising business, as well as realizing operating efficiencies within our cost structure. A declassified board structure could make it more difficult for directors facing annual elections to successfully oversee the implementation of this and other critical long-term strategies because directors serving short, one-year terms may be unduly focused on short-term results and/or vulnerable to the potential influence of certain investors or special interest groups with short-term agendas. But the implementation of long-term strategies has not been at the expense of short-term results, and our stockholders have already begun to see the positive results of our Board and management executing on long-term strategies in the form of total returns of approximately 39% since our listing on February 14, 2014 to March 31, 2017, which includes $3.52 per share in cumulative cash dividends paid to our stockholders over the past eleven consecutive

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quarters. Over that same period of time, many of our pure play newspaper peers have either cut their dividends or have not paid any dividends at all. The classified structure of our Board is an important part of the Company’s success because it protects our directors from the short-term pressures of certain investors and enables our Board to appropriately balance both the long-term and short-term best interests of the Company and its stockholders.

Existing Accountability to Stockholders

The Board does not believe that its accountability to stockholders would be enhanced by annual elections of the entire Board. All of our directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner that they believe to be in the best interests of our Company and all of our stockholders. Furthermore, our Board members represent all of our stockholders and not any special interest group or particular constituency.

Of fundamental importance is that our stockholders have the opportunity to vote annually against approximately one-third of the directors as a method of expressing dissatisfaction with the Board or with management. This structure ensures that stockholders have a frequent and meaningful voice, while balancing the need for continuity and stability on the Board as discussed above. Additionally, any director, or the entire Board, may be removed from office at any time if there is “cause” for the removal. Notably, since we became a public company in 2014, each of our nominated directors has never failed to receive less than 91% of votes cast for his election, which we believe exemplifies our stockholders’ satisfaction with the Board and management.

The Board is committed to corporate accountability. Since becoming a public company, the Board has always been comprised of a majority of independent, non-employee directors and membership of all of the Board’s committees (including the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) has always consisted entirely of independent directors. The Nominating and Governance Committee is responsible for nominating directors and also reviewing and reporting periodically to the Board with regard to matters of corporate governance. We have adopted director qualification standards, which are set forth in our Corporate Governance Guidelines, to help ensure that the nominees to our Board reflect our high governance standards and are prepared to serve the best interests of all of our stockholders. At least annually, the directors evaluate the performance and effectiveness of the Board and each of the Board committees in a process that is overseen by the Nominating and Corporate Governance Committee. We believe that our corporate governance practices reflect our commitment to accountability and serve the interests of all of our stockholders.

Leverage in Negotiations with Potential Acquirers

The newspaper industry in which we operate has experienced declining revenue and profitability dating back to 2007 due to, among other things, advertisers’ shift from print to digital media and general market conditions. The size and fragmentation of the print media market in the United States and the reduced valuation levels that exist in this industry have contributed to increased consolidation within this market in recent years. This environment makes it imperative to have a structure in place that enhances the Board’s ability to maximize shareholder value in the context of a potential takeover of the Company. A classified board structure increases the Board’s ability to evaluate the fairness of any offer, to protect stockholders from abusive or coercive offers and, where appropriate, to negotiate on behalf of our stockholders; it does not preclude a favorable acquisition of the Company. The Board believes that a classified board reduces vulnerability to potentially abusive takeover tactics by encouraging persons seeking control of the Company to negotiate with the Board, thereby better positioning the Board to negotiate effectively on behalf of all stockholders. A declassified board would allow a hostile suitor to seek to replace at least a majority of the Board with directors who are in favor of the takeover, and then dictate the terms of the deal and potentially drive down value. Declassification of the Board could make the Company a target for unfriendly or unsolicited takeover offers from parties seeking to benefit themselves at the expense of the Company and its stockholders.

Recent Studies Question Beneficial Impact of Declassified Board on Shareholder Value

The United Media Guild cites a 2005 empirical study to support the generalized proposition that classified boards are associated with lower firm valuations. However, the findings of this study and similar studies on the empirical benefits of board declassification have been questioned, and in some cases refuted, by more recent studies that instead favor the approach of assessing whether a specific company would be better served by a declassified board or not.

For example, a 2016 study forthcoming in the Journal of Financial Economics entitled “Staggered Boards and Long-Term Firm Value, Revisited” found that firm value tends to decrease following declassification and increase following classification for a certain subset of firms, including those engaged in long-term projects, with important stakeholder relationships or that are more difficult to value (Cremers, Litov and Sepe, 2016). Based on its results and the related findings of other recent studies, the authors

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challenge the “one-size-fits-all” policy that favors the annual election of all directors “as inconsistent with the empirical evidence on staggered boards.”

Many other studies support this more recent research. For example, an article published in The Business Lawyer in 2010 entitled “Attacking the Classified Board of Directors: Shaky Foundations for Shareholder Zeal” concluded, based on analyzed data from many studies, including the study cited by the United Media Guild, that case-by-case consideration for declassification proposals was justified in recognition of their mixed results on shareholder value.

Thus, recent research supports the position of the Board in opposition to this proposal and calls into question the efficacy of declassifying boards on the grounds of “good” corporate governance without considering the specific facts and circumstances of the applicable company. The United Media Guild has offered no reasons why a declassified board structure would better serve our Company and our stockholders, other than the generic corporate governance justifications generally advanced by activists that may be motivated by interests that are not shared by all stockholders. As discussed above, the Board believes the Company and our stockholders are best served by the current classified board structure.

Conclusion

For the foregoing reasons, the Board believes that this proposal is not in the best interests of the Company or our stockholders, and recommends that you vote against this proposal.

If properly presented at the Annual Meeting, the Board recommends that you vote AGAINST the non-binding stockholder proposal to elect each director annually.

The vote on this stockholder proposal is an advisory vote, and therefore not binding. Consistent with its fiduciary duties, if stockholders approve the proposal, the Board would reconsider its position with respect to our classified board structure. Should the Board determine to declassify the Board, it would need to submit a proposal to the stockholders for approval of certain amendments to the relevant sections of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

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ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS FOR 2018 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2018 annual meeting of stockholders if they are received by the Company no later than 120 days before the one year anniversary of the date of this Proxy Statement, or December 14, 2017. However, if the 2018 annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year’s meeting, to be timely, a stockholder proposal must be received no later than a reasonable time before the Company begins to print and send its Notice of Internet Availability. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for inclusion of stockholder proposals in company-sponsored proxy materials. Any proposals should be directed to the attention of the Company’s Secretary at 1345 Avenue of the Americas, 45th Floor, New York, NY 10105.

In order for a stockholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the one-year anniversary of the immediately preceding annual meeting of stockholders. Accordingly, in order for a proposal relating to business to be conducted at our 2018 annual meeting of stockholders to be “timely” under the Company’s Bylaws, it must be received by the Secretary of the Company at our principal executive office no earlier than January 25, 2018 and no later than February 24, 2018. However, in the event that the date of the 2018 annual meeting of stockholders is advanced or delayed by more than 30 days from May 25, 2018, for a proposal by the stockholders to be timely, it must be received no earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the 10th day after the earlier of the mailing of the notice of the annual meeting of stockholders or the day on which public announcement of the date of such meeting is made by the Company.

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OTHER MATTERS

The Board knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of this Proxy Statement.

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ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newmediainv.com. Such information, including our Annual Report on Form 10-K for the fiscal year ended December 25, 2016, will also be furnished without charge upon written request to New Media Investment Group Inc., 1345 Avenue of the Americas, 45th Floor, New York, New York 10105, Attention: Investor Relations.

A number of brokerage firms have instituted a procedure called “householding,” which has been approved by the SEC. Under this procedure, the firm delivers only one copy of the Notice of Internet Availability or paper copies of the Annual Report and Proxy Statement, as the case may be, to multiple stockholders who share the same address and have the same last name, unless it has received contrary instructions from an affected stockholder. If your shares are held in “street name,” please contact your bank, broker or other holder of record to request information about householding.

Stockholders of Record.  If you vote on the Internet at www.voteproxy.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

Street Name Holders.  If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive the proxy materials electronically. Please check the information provided in the proxy materials you receive from your bank or broker regarding the availability of this service.

Your election to receive proxy materials by email will remain in effect until you terminate it.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS IDENTIFIED HEREIN. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 13, 2017. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE NOTICE OF INTERNET AVAILABILITY TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board,

/s/ Cameron D. MacDougall

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NEW MEDIA INVESTMENT GROUP INC. 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			☐	☐	☐

1.	Election of Directors

Nominees

01 Wesley R. Edens		02 Kevin M. Sheehan

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for fiscal year ending December 31, 2017.							☐	☐	☐

3	Approval, on an advisory basis, of executive compensation.							☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 4.								For	Against	Abstain

4	Non-binding stockholder proposal to require the annual election of all directors.							☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000330761_1     R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

NEW MEDIA INVESTMENT GROUP INC.
Annual Meeting of Stockholders May 25, 2017 8:00 AM ET This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael E. Reed and Cameron D. MacDougall, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of stock of NEW MEDIA INVESTMENT GROUP INC. that the Stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EDT on May 25, 2017, at the Woodcliff Hotel & Spa, 199 Woodcliff Drive, Fairport, NY 14450, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the listed nominees for directors, FOR proposals 2 and 3, AGAINST proposal 4, and in the discretion of the proxy holders on any other matter that properly comes before the meeting.

Continued and to be signed on reverse side

0000330761_2    R1.0.1.15